UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2015

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On March 7, 2015, Ignite Restaurant Group, Inc., (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) by and between the Company, Mac Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ( “Mac Parent”), Redrock Partners, LLC, an Arizona limited liability company (“Purchaser”), and Rimrock Partners LLC, an Arizona limited liability company (“Purchaser Parent”), pursuant to which, at closing, the Seller will sell to the Purchaser all of the equity interests in Mac Parent for an aggregate purchase price of $8.0 million to be paid in cash (the “Sale”). Mac Parent and its subsidiaries are in the business of operating (and franchising the right to operate) Romano’s Macaroni Grill restaurants.

Completion of the Sale is subject to certain conditions, including, among others: (i) the accuracy at closing of the representations and warranties contained in the Equity Purchase Agreement; (ii) performance of the covenants set forth in the Equity Purchase Agreement; (iii) execution of an indemnity escrow agreement; and (iv) certain other customary closing conditions.

The Equity Purchase Agreement includes customary representations, warranties, covenants and agreements, including, among other things, covenants of Mac Parent regarding the conduct of its business prior to the closing, indemnification by the Company and other provisions customary for a transaction of this nature.

The Equity Purchase Agreement contains termination rights for both the Company and Purchaser and may be terminated any time prior to the closing of the Sale, among other things, (i) by mutual written consent of the Company and Purchaser, (ii) by the Company or Purchaser if the closing of the Sale is not consummated by May 29, 2015 (the “End Date”) and (iii) by the Company or Purchaser, if a closing condition set forth in Section 10 of the Equity Purchase Agreement is not satisfied, and such condition is incapable of being satisfied by the End Date, unless the party seeking termination is in breach of its obligations thereunder.

The foregoing description of the Equity Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 8.01.     Other Items.

On March 10, 2015, the Company announced the Sale. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Equity Purchase Agreement, dated as of March 7, 2015, by and among Ignite Restaurant Group, Inc., Mac Parent LLC, Redrock Partners, LLC, and Rimrock Partners LLC
99.1	Press release dated March 10, 2015

*The schedules or exhibits of the Equity Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any schedule or exhibit omitted from the Equity Purchase Agreement to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2015

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer